POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints each of Manuel G. Estrada, Kevin M. Wilson, and Timothy A. DeLong, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC.
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of International Shipholding Corporation (the "Company"), Forms 3, 4
and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney replaces all prior powers of attorney granted by the undersigned with respect to the subject matter hereof, all of which shall be deemed revoked hereby.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of November, 2009.

                  /s/ Harris V. Morrisette
              Harris V. Morrissette
        State of Alabama, County of Mobile, subscribed and sworn to before me this 11th day of November, 2009.    Wendy Edmond, Notary Public, State of Alabama at Large.